Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of The Sheridan Group, Inc. of our report dated February 24, 2003 except for Note 18, as to which the date is November 10, 2003, relating to the financial statements and financial statement schedule of The Sheridan Group, Inc. and Subsidiaries, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewatherhouseCoopers LLP

Baltimore Maryland

November 10, 2003